Exhibit 4.15

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
AND WAIVER

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 21, 2003, is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), a California, corporation (“Lender”) and MATRIX INTERNATIONAL LOGISTICS, INC., a Delaware corporation (“MIL”), GEOLOGISTICS AMERICAS INC., a Delaware corporation (“GLA”), AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC., a New York corporation (“ACI”), and GEOLOGISTICS EXPO SERVICES, LLC, a Georgia limited liability company, as successor in interest to LEP FAIRS INC., a Georgia corporation (“EXPO’’ and together with MIL, GLA and ACI, collectively referred to herein as “Borrowers” and individually, each a “Borrower”).

RECITALS

A.                                   Borrowers and Lender have previously entered into that certain Amended and Restated Loan and Security Agreement dated as of November 7, 2001, as amended by that certain letter amendment dated December 31, 2001 (as amended, the “Loan Agreement’’), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                     The following Events of Default have occurred and are continuing, under the Loan Agreement: (i) the failure of ACI to continue to do business in contravention of, without limitation, the terms of Sections 9.7(e), 9.7(f) and 10.1 (g) of the Loan Agreement and the transfer of all of ACI’s business operations and certain of its assets and a grant of a license to use the ACI name to Carotrans International, Inc, in contravention of, without limitation, the terms of Section 9.7(b) of the Loan Agreement and (ii) the formation of GeoLogistics Expo Services, LLC in contravention of, without limitation, the terms of Sections 9.7(c) and 9.10 of the Loan Agreement, the merger of LEP Fairs Inc. with and into GeoLogistics Expo Services, LLC with LEP Fairs Inc. ceasing to exist in contravention of, without limitation, Sections 9. l(a), 9.1(b), 9.7(a), 9.7(c), 9.7(b) and 10.l(g) of the Loan Agreement and the changing of LEP Fairs Inc.’s chief executive office to 1123 Zonolite Road, Atlanta, Georgia 30306 in contravention of Section 9.1(c) of the Loan Agreement (collectively, the Known Existing Defaults”).

C.                                     Borrower have requested that, Lender waive the Known Existing Defaults and amend the Loan Agreement on the terms and conditions set forth herein.

D.                                    Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement, is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Amendments to Loan Agreement.

(a)                                  Each, reference in the Loan Agreement and the other Financing Agreements to “LEP” shall mean and be a reference to “EXPO.” As used in the Loan Agreement and the other Financing Agreements, the term “Borrowers” shall include EXPO.

(b)                                 The first sentence of Section 12.1 (a) of the Loan Agreement is hereby amended to read as follows:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on January 31, 2005 (the “Renewal Date”) unless sooner terminated pursuant to the terms hereof.”

2.                                       Acknowledgement by EXPO; Grant Security Interest, etc.

(a)                                  EXPO hereby acknowledges and agrees that, by operation of its merger with LEP Fairs Inc., it has succeeded to all of the liabilities and obligations of such entity under the Loan Agreement and the other Financing Agreements and further acknowledges and agrees that: (i) it shall be jointly and severally liable for all Obligations; (ii) it shall perform all of the covenants and agreements applicable to Borrowers in the Loan Agreement and the other Financing Agreements; and (iii) Lenders, shall have all of the rights, remedies, interests and powers as against EXPO provided to Lender in relation to Borrowers in the Loan Agreement and the other Financing Agreements.

(b)                                 To secure payment and performance of all Obligations, EXPO hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all Collateral, whether now owned or hereafter acquired or existing, and wherever located. EXPO hereby represents and warrants to Lender the truth and accuracy of all representations and warranties applicable to Borrowers in the Loan Agreement.

3.                                       Waiver of Known Existing Defaults.   Lender hereby waives the Known Existing Defaults and all of its rights against Borrowers arising from the Known Existing Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of any Borrower to comply fully with Sections 9.l(a), 9.l(b), 9.1(c), 9.7(a), 9.7(b) 9.7(e), 9.7(f), 9.10 and 10.1(g) of the Loan Agreement. This waiver shall be effective only for the specific defaults comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower and Lender shall be a waiver of any rights or remedies Lender has or may have against any Borrower, except as specifically provided herein.

Except as specifically provided herein, Lender hereby reserves and preserves all of its rights and remedies against each Borrower under the Loan Agreement and the other Financing Agreements.

4.                                       Release: Covenant Not to Sue.

(a)                                  Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A general release does not extend to claim’s which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)                                 Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, such Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorney’s fees and costs incurred by such Released Party as a result of such violation.

5.                                       Effectiveness of this Amendment.   Lender must have received the following items, each in form and content acceptable to Lender, before this Amendment, and the waivers provided for herein are effective.

(a)                                  Amendment; Acknowledgement and Release.   This Amendment and the attached Acknowledgement and Release by Guarantor, each fully executed in a sufficient number of counterparts for distribution to all parties.

(b)                                 Amendment Fee.   An amendment fee, which may be paid by way of a charge against Borrowers’ loan account, in the amount of One Hundred Twenty-Two Thousand Seven Hundred Twenty-Seven Dollars ($122,727), which fee is fully earned as of the date hereof and is due and payable on September 15, 2003.

(c)                                  Perfection of Lieus.   Evidence of Lender’s first priority perfected security interest in the assets of EXPO, subject only to the liens that arc expressly permitted under the terms of the Loan Agreement.

(d)                                 Certified Resolutions, Charter Documents and Incumbency.   A certificate, of the manager or secretary of EXPO, as applicable as to the resolutions of EXPO’s members with respect to the transactions contemplated hereby, the incumbency of the officers or managers (as applicable) of EXPO and including certified copies of EXPO’s operating agreement and certificate of formation.

(e)                                  Information Certificate.   An Information Certificate duly executed by EXPO, in form satisfactory to Lender.

(f)                                    UK Facility Amendment.   A fully-executed amendment to the UK Loan Agreement effecting such amendments thereto as may be necessary to reflect the amendments herein.

(g)                                 Equity Contribution by Questor.   Evidence of (i) the receipt by GLC of no less than $13,500,000 in equity contributions or loans from Questor Management Company, LLC for its affiliate funds) and (ii) the receipt by the Borrowers and GL UK, of a significant portion of the funds so provided to GLC, to be used for working capital purpose.

(h)                                 Representations and Warranties.   The representations and warranties set forth herein and in the Loan Agreement, other than any such representations or warranties that, by their terms, are specifically made as of a date other that the date hereof, must be true and correct.

(i)                                     Other Required Documentation.   All other documents and legal matters in connection. with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender, including, without limitation, amendments or joinders to any Financing Agreements previously executed by LEP Fairs Inc. pursuant to which EXPO acknowledges its obligations thereunder as successor in interest to LEP Fairs Inc.

6.                                       Representations and Warranties.   Borrowers represent and warrant as follows:

(a)                                  Authority.   Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform, its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.   This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)                                  Representations and Warranties.   The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.   The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions, binding on such Borrower.

(e)                                  No Default.   After giving effect to the waivers contained in this Amendment, no event has occurred and is continuing that constitutes an Event of Default.

(f)                                    No Duress.   This Amendment has been entered into without force or duress, of the free will of each Borrower. Each Borrower’s decision to enter into this Amendment is a fully informed decision and such Borrower is aware of all legal and other ramifications of such decision.

(g)                                 Counsel.   Each Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7.                                       Choice of Law.   The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

8.                                       Counterparts.   This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

9.                                       Reference to and Effect on the Financing Agreements.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, ‘‘hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan

Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender;

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)                                 To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

10.                                     Ratification.   Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

11.                                    Estoppel.   To induce Lender to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Borrower as against Lender with respect to the Obligations.

12.                                   Integration.   This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.                                    Severability.   In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written

“LENDER”		“BORROWERS”

CONGRESS FINANCIAL CORPORATION (WESTERN),		MATRIX INTERNATIONAL LOGISTICS INC.
a California corporation		a Delaware corporation

By:	/s/ Gary Whitaker	By:	/s/ Steven Davison
Title:	V.P.	Title:	V.P.

GEOLOGISTICS AMERICAS INC, a Delaware corporation

		By:	/s/ Steven Davison
		Title:	V.P.

AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC., a New York corporation

		By:	/s/ Steven Davison
		Title:	V.P.

GEOLOGISTICS EXPO SERVICES, LLC,
a Georgia limited liability company

		By:	/s/ Steven Davison
		Title:	V.P.

ACKNOWLEDGEMENT AND RELEASE BY GUARANTOR

Dated, as of August 21, 2003

The undersigned, being the Guarantor under its Amended and Restated Guaranty and Security Agreement, dated November 7, 2001, made in favor of Lender (as amended, modified or supplemented, the “Guaranty”), hereby acknowledges and agrees to the foregoing Second Amendment to Amended and Restated Loan and Security Agreement and Waiver (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

Guarantor hereby absolutely and unconditionally releases and forever discharges each Released Party, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action arc matured or unmatured or known or unknown. It is the intention of Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and on furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Guarantor pursuant to the above release. If Guarantor or any of its successors, assigns or other legal representations violates the foregoing covenant, Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by such Released Party as a result of such violation.

GEOLOGISTICS CORPORATION, a Delaware corporation

By:	/s/ Steven Davison
Title:	Exec. V.P.